SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 24, 2003

OAKWOOD HOMES CORPORATION

(Exact name of registrant as specified in charter)

North Carolina (State or other jurisdiction	1-7444 (Commission	56-0985879 (IRS Employer
of incorporation)	file number)	Identification Number)

7800 McCloud Road, Greensboro, North Carolina	27409-9634

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 664-2400

Item 5. Other Events.

     On November 25, 2003, Oakwood Homes Corporation, a North Carolina corporation (“Oakwood”), announced that it had entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Clayton Homes, Inc., a Delaware corporation (“Clayton”), pursuant to which Oakwood will sell substantially all of its operations and non-cash assets to Clayton, a subsidiary of Berkshire Hathaway, Inc., for approximately $373 million, subject to certain adjustments (the “Acquisition”). Oakwood, which along with certain of its subsidiaries applied for protection under chapter 11 of the U.S. Bankruptcy Code on November 15, 2002, plans to amend its plan of reorganization currently pending before the U.S. Bankruptcy Court for the District of Delaware (the “Court”) in order to accomplish the Acquisition. Consummation of the Acquisition is subject to the approval of the amended plan of reorganization by the Court and Oakwood’s creditors, compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary conditions. The Acquisition is also subject to higher and better bids to be submitted at an auction to be scheduled by the Bankruptcy Court. The parties anticipate the Acquisition closing by March 31, 2004.

     A copy of the Purchase Agreement is attached hereto as Exhibit 2.1.

     A copy of the press release issued on November 25, 2003 announcing the execution of the Purchase Agreement is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements. Not applicable.

     (b)  Pro Forma Financial Information. Not applicable.

     (c)  Exhibits. The following exhibits are filed herewith:

2.1	Asset Purchase Agreement, dated November 24, 2003, by and among Oakwood Homes Corporation, Clayton Homes, Inc. and the other parties thereto, and all Exhibits and Schedules thereto.

99.1	Press release dated November 25, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKWOOD HOMES CORPORATION

Date: November 25, 2003	By:	/s/ Douglas R. Muir Name: Douglas R. Muir
Title: Executive Vice President and
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
November 24, 2003	1-7444

OAKWOOD HOMES CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Asset Purchase Agreement, dated November 24, 2003, by and among Oakwood Homes Corporation, Clayton Homes, Inc. and the other parties thereto, and all Exhibits and Schedules thereto.

99.1	Press release dated November 25, 2003